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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated March 24, 2000, with respect to the financial statements of Cytovia, Inc. included in the Form 8-K of Maxim Pharmaceuticals, Inc., and to the incorporation by reference of such report in the Registration Statements (Forms S-8 No. 333-34398, S-8 No. 333-47695, S-8 No. 333-35669, S-8 No. 333-11375, S-3 No. 333-95293, S-3 No. 333-91923, S-3 No.
333-84711, S-3 No. 333-65011, S-3 No. 333-52403, and S-3 No. 333-4854-LA) as
filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP


June 29, 2000
San Diego, California